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                                                                   EXHIBIT 23.2









              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated January 30, 1998, accompanying the financial statements of Alrenco, Inc. and the supplemental consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interest with RTO, Inc., which are included herein. We hereby consent to the incorporation by reference of said reports in the registration statement of Alrenco, Inc. on Form S-8 (File No. 333-08915, effective July 26,
1996).




GRANT THORNTON LLP

Dallas, Texas
March 30, 1998